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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Teradyne, Inc. on Form S-8 (File Nos. 33-25868; 33-16077; 33-42352; 33-38251; and 33-64683) and Form S-3 (File No. 33-44347) of our report dated January 18, 1996, except as to the third paragraph of Note E, for which the date is January 31, 1996, on our audits of the consolidated financial statements of Teradyne, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.




                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 25, 1996



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